Exhibit 99.9

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.01 per share, of Metrologic Instruments, Inc., and that this Joint Filing Agreement be included as an Exhibit to such joint filing.

This Joint Filing Agreement may be executed in one or more counterparts, and each such counterpart shall be an original but all of which, taken together, shall constitute but one and the same agreement.

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IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of this 22nd day of September, 2006.

METEOR HOLDING CORPORATION

By:	/s/ Dipanjan Deb

	Name:	Dipanjan Deb
	Title:	President

FP-METROLOGIC, LLC
By:	Francisco Partners II, L.P.
Managing Member
By:	Francisco Partners GP II, L.P.,
General Partner
By:	Francisco Partners GP II Management,
LLC, General Partner

By:	/s/ Dipanjan Deb

	Name:	Dipanjan Deb
	Title:	Managing Member

FRANCISCO PARTNERS II, L.P.

By:	Francisco Partners GP II, L.P.,
General Partner
By:	Francisco Partners GP II Management,
LLC, General Partner

By:	/s/ Dipanjan Deb

	Name:	Dipanjan Deb
	Title:	Managing Member

FRANCISCO PARTNERS PARALLEL FUND II, L.P.

By:	Francisco Partners GP II, L.P.,
General Partner
By:	Francisco Partners GP II Management,
LLC, General Partner

By:	/s/ Dipanjan Deb

	Name:	Dipanjan Deb
	Title:	Managing Member

FRANCISCO PARTNERS GP II, L.P.

By:	Francisco Partners GP II Management,
LLC, General Partner

By:	/s/ Dipanjan Deb

	Name:	Dipanjan Deb
	Title:	Managing Member

FRANCISCO PARTNERS GP II MANAGEMENT, LLC

By:	/s/ Dipanjan Deb

	Name:	Dipanjan Deb
	Title:	Managing Member